UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported)	June 19, 2012

American River Bankshares

(Exact name of registrant as specified in its chapter)

California	0-31525	68-0352144
(State or other jurisdiction Of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3100 Zinfandel Drive, Suite 450, Ranch Cordova, California	95670
(Address of principal executive offices)	(Zip Code)

Registrant ’s telephone number, including area code	(916) 851-0123

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Solicitation material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Page 1 of 31 Pages

The Index to Exhibits is on Page 3

Item 1.01. Entry into a Material Definitive Agreement.

On December 9, 2008, the registrant’s subsidiary, American River Bank (the “Bank”), entered into a Subscription and Services Agreement (the “Agreement”) with Postilion, Inc. (“Postilion”). The Agreement called for Postilion to provide online banking services for the Bank for a term of three (3) years with the option of ongoing one (1) year renewal periods. The Agreement is attached as Exhibit 99.1 to this filing. The three (3) year term expired in December 2011 and was extended by term for one (1) additional year at that time. On June 19, 2012, an Amendment (the “Amendment”) by and between the Bank and S1, Inc., successor to Postilion, was executed which calls for a new three (3) year term beginning with the earlier of: (i) 180 days from the execution of this Amendment, or (ii) the completion of the implementation Services for Mobile Banking. The Amendment is attached as Exhibit 99.2 to this filing. The foregoing description is qualified by reference to the Agreement attached as Exhibit 99.1 and the Amendment attached as Exhibit 99.2.

Item 9.01. Financial Statements and Exhibits.

(c)   Exhibits

(99.1)	Subscription and Services Agreement by and between Postilion, Inc. and American River Bank dated December 8, 2008.
(99.2)	Subscription and Services Amendment by and S1, Inc. and American River Bank dated May 30, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN RIVER BANKSHARES

June 20, 2012	/s/ Mitchell A. Derenzo
Mitchell A. Derenzo, Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description	Page

99.1	Subscription and Services Agreement by and between Postilion, Inc. and American River Bank dated December 8, 2008.	4-20

99.2	Subscription and Services Amendment by and between S1, Inc. and American River Bank dated May 30, 2012.	21-31